Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of this 11th day of July, 2008 (the “Closing Date”), by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, whose address is 5215 West Laurel Street, Tampa, Florida 33607 (the “Borrower”), and FIFTH THIRD BANK, a Michigan banking corporation, whose address is: 201 East Kennedy Boulevard, Tampa, Florida 33602 (the “Lender”).

WITNESSETH:

WHEREAS, Borrower has requested that Lender make a loan on the date hereof secured by commercial property located at 5215 West Laurel Street, Tampa, Florida (the “Property”) in the original principal amount of TWO MILLION FIVE HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($2,580,000.00) (the “Loan”);

WHEREAS, Lender has agreed to extend the requested financing to Borrower on the terms and conditions set forth herein and in all other documents, agreements or instruments that Borrower and any other parties have executed and delivered, or may hereafter execute and deliver, to evidence and secure the Loan, or any part thereof, in form and substance satisfactory to Lender, as amended, restated, renewed, supplemented or otherwise modified from time to time.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE LOAN

Section 1.1 Disbursement. Upon Borrower’s satisfaction of all conditions precedent to disbursement set forth in this Agreement, Lender agrees to fund the Loan on the Closing Date to pay items approved by Lender as set forth in Lender’s loan closing and disbursement statement. The Loan shall be fully funded on the Closing Date and, unless otherwise agreed between Lender and Borrower in writing, no provision is being made for disbursements of the Loan after the Closing Date. The Loan evidenced by this Agreement is a non-revolving loan. Funds repaid may not be re-borrowed.

Section 1.2 Use of Proceeds. The proceeds of the Loan shall be used for commercial purposes and for payment of certain Lender-approved closing costs and other expenses incurred by Borrower in connection with the closing of the Loan.

Section 1.3 Note and Mortgage Security. The obligation of Borrower to repay the Loan and the Obligations shall be evidenced by a promissory note issued by Borrower in favor of Lender in connection with the Loan (as amended, restated, renewed, supplemented or otherwise modified from time to time, the “Note”) and be secured by, among other things, a Mortgage and Security Agreement (as amended, restated, renewed, supplemented or otherwise modified from time to time, the “Mortgage”). As used herein, “Obligations” shall mean all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Borrower to Lender under this Agreement, the Note and the other Loan Documents (as defined below), whether arising from an extension of credit, acceptance, loan, guaranty, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Borrower hereunder, under another Loan Document, or under any other agreement or instrument with Lender.

Section 1.4 Assignments. As additional security for the Loan, Borrower shall execute and deliver to Lender, an Assignment of Rents, Leases, Contracts, Accounts and Deposits and an Assignment and Security Agreement of Deposit Account (collectively the “Assignments”).

ARTICLE II

CLOSING CONDITIONS

Section 2.1 Loan Documents. Prior to the closing of the Loan and disbursement of the Loan, Borrower shall have executed and delivered to Lender, or caused to be executed and delivered to the Lender all original documents, instruments, reports and other items set forth on Lender’s “closing checklist” including, without limitation, duly executed originals of each of this Agreement, the Note, the Mortgage, the Assignments, and all other agreements, documents and other instruments required by Lender in connection herewith (collectively, as amended, restated, renewed, supplemented or otherwise modified from time to time, the “Loan Documents” and each a “Loan Document”).

Section 2.2 Payment of Fees and Costs. Borrower shall have paid all fees and costs set forth on Lender’s loan closing and disbursement statement, which shall include, without limitation, a loan fee in the amount of $19,350.00, attorney’s fees and third-party fees incurred by Lender in connection with the making of the Loan. All such fees shall be deemed to be fully earned and non-refundable when paid.

Section 2.3 Due Diligence. Lender shall have completed its review and due diligence in connection with the making of the Loan.

Section 2.4 Representations and Warranties. Borrower’s representations and warranties shall be true and correct in all respects.

Section 2.5 Material Adverse Change. No material adverse change shall have occurred in the business or financial conditions of Borrower or the Property since review of such parties’ last submitted financial statements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby makes the following representations and warranties to Lender:

Section 3.1 Organization. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified and authorized to do business in the State of Florida, and has the power and authority to carry on its business as now being and hereafter proposed to be conducted, and each other state where it is required to be qualified or authorized to do business.

Section 3.2 Power and Authority. Borrower has the legal right, power and authority to execute, deliver and perform the Loan Documents to which it is a party in accordance with their terms, and each Loan Document is, or when executed and delivered will be, a legal, valid and binding obligation of Borrower.

Section 3.3 Conflicts. The execution, delivery and performance of each of the Loan Documents to which Borrower is a party do not and will not, require any approval or consent of any governmental authority or violate any applicable law relating to Borrower or any of its affiliates, conflict with, result in a breach of or constitute a default under any contract, mortgage, deed, lease, indenture, agreement or other instrument to which Borrower is a party or by which the Property is bound, or result in or require the creation or imposition of any lien upon or with respect to the Property, other than those encumbrances that are satisfactory to Lender and reflected on Lender’s mortgagee title insurance policy (the “Permitted Encumbrances”).

Section 3.4 Validity of Loan Documents. The Loan Documents are in all respects legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms, and grant to Lender a valid and enforceable first priority lien and security interest in the Property and the personal property located thereon.

Section 3.5 Violation of Governmental Law, Ordinances or Regulations. Borrower has no knowledge of any violations or notices of violations of any federal or state law or county ordinance or order or requirement of the county in which the Property is located or any county department or other governmental authority having jurisdiction affecting the Property, which violations in any way relate to or affect the Property.

Section 3.6 Use of Proceeds. All proceeds of the Loan shall be used for commercial purposes as set forth herein, and for no other purpose.

Section 3.7 Financial Statements and Information Provided to Lender. All financial statements and other information furnished to Lender by Borrower are true, correct and complete and do not fail to state any material fact.

Section 3.8 Solvency. After giving effect to the Loan, (a) Borrower’s assets, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities), and (b) the present fair saleable value of Borrower’s assets is greater than its probable liability on its existing debts as such debts become absolute and matured, and (c) Borrower is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature, and (d) Borrower has sufficient capital sufficient to carry on its business as conducted and as proposed to be conducted.

Section 3.9 Loan Subordinations. Any related party notes payable by Borrower to any other related parties, now existing or hereafter made are and shall be subordinated to the lien of the Loan granted herein. Borrower confirms that all related party debts are fully disclosed on the financial statements provided to the Lender and in the event the Lender so requires, such related parties shall enter into subordination agreements to evidence the requirements of this Section.

Section 3.10 Defaults. No default or Event of Default will occur as a result of execution of any of the Loan Documents, or the making of the Loan.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower hereby covenants and agrees with Lender as follows:

Section 4.1 Performance. Borrower shall duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on Borrower’s part to be performed, observed and complied with hereunder and under the Loan Documents. Borrower will promptly give notice in writing to Lender (a) of the occurrence of any material litigation or proceedings affecting Borrower, whether or not Borrower’s liability, if any, is covered by insurance, and (b) of any dispute between Borrower and any governmental authority or regulatory body or any other party that may materially interfere with Borrower’s business operations or use of the Property as intended.

Section 4.2 Leases. Borrower shall comply with the terms of all leases in effect from time to time for the Property.

Section 4.3 Permitted Encumbrances. Borrower shall comply with the terms of any documents comprising Permitted Encumbrances upon the Property, including the timely payment of all assessments implemented pursuant to such Permitted Encumbrances.

Section 4.4 Expenses. Borrower shall pay all costs of the Loan contemplated hereunder and all expenses of Lender with respect thereto, including but not limited to attorneys’ fees (including reasonable attorneys’ fees incurred by Lender subsequent to the closing of the Loan in connection with the disbursement, administration, collection, restructure, amendment, or transfer of the Loan requested by Borrower), recording expenses, surveys, title insurance premiums, intangible taxes, documentary stamps, surtax and other revenue fees, escrow fees, recording costs, architect or engineer’s costs and inspection fees, expenses of foreclosure (including reasonable attorneys’ fees) and similar items.

Section 4.5 Preservation of Existence; Maintenance of Property; Compliance with Laws. Borrower shall preserve its existence as an ongoing limited liability company, operating in the same manner as in effect on the Closing Date, shall maintain the Property in a first-class manner, and shall comply with all applicable laws of governmental authorities having jurisdiction over the Property.

Section 4.6 Financial Statements. Borrower shall deliver to Lender annually, within 120 days of each fiscal year year-end, audited financial statements reported by a certified public accounting firm reasonably acceptable to Lender (with Lender hereby acknowledging that Ferlita, Walsh & Gonzalez, P.A. is reasonably acceptable), reflecting its operations during such fiscal year, including, without limitation, a consolidated balance sheet, and consolidated statement of operations, stockholders equity and cash flows, with all footnotes, appropriate supporting schedules and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year and taking into account all contingent liabilities, and, upon filing with the SEC, a copy of its Quarterly Report on Form 10-Q within 60 days of each quarter end. Lender acknowledges that Borrower may satisfy its obligations pursuant to this Section 4.6 by electronically filing such financial statements and Quarterly Reports on Form 10-Q with the SEC through the SEC’s EDGAR system (or any comparable successor filing system implemented by the SEC).

Section 4.7 Non-Foreign Status. Borrower shall insure that at all times during which the Loan or any part thereof remains unpaid, all applicable provisions of section 1445 of the Internal Revenue Code, as amended, and the provisions of the regulations promulgated thereunder, are complied with by Borrower.

Section 4.8 Books and Records. Borrower shall keep and properly maintain accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Property and otherwise; and, upon the request of Lender, to make such books, records, and accounts immediately available to Lender for inspection or independent audit.

Section 4.9 Operating Accounts. During the term of the Loan, Borrower shall maintain its operating accounts with Lender.

Section 4.10 Interest Reserve Account. At closing, Borrower shall have deposited into or otherwise credited to an interest bearing account with Lender the sum of $500,000.00 for the payment of principal and interest on the Loan for the first one year period (the “Interest Reserve Account”). On each one year anniversary of the Loan thereafter, Borrower shall deposit into or otherwise credit to the Interest Reserve Account an amount sufficient to ensure there is $500,000.00 in the Interest Reserve

Account for debt service payments for the succeeding year of the Loan. Borrower hereby pledges and assigns the Interest Reserve Account to Lender as additional collateral for the Loan. Lender is hereby authorized by Borrower to deduct the debt service payments on the Note from the Interest Reserve Account as they become due. The Interest Reserve Account will not be available to Borrower for any other purpose. Upon repayment of all amounts due to Lender under the terms of the Note and this Agreement, any funds remaining in the Interest Reserve Account shall be returned to the Borrower. This Interest Reserve Account is separate from and exclusive of the reserve account required by Lender for its revolving credit loan facility previously advanced to Borrower.

ARTICLE V

NEGATIVE COVENANTS

Borrower hereby covenants and agrees with Lender that, except as consented to by Lender in writing:

Section 5.1 Indebtedness and Other Liabilities. Borrower shall not create, incur, assume, guarantee or become or remain liable for any obligation or indebtedness, including any financing arrangements or guarantee obligations (whether non-recourse, secured or unsecured, and whether owed to a third party or to an affiliate) other than (a) the obligations described herein and other obligations owed to Lender, (b) operating expenses reasonably incurred by Borrower to unrelated third parties in connection with the operation of their businesses, and (c) liabilities incurred in the ordinary course of business.

Section 5.2 Fundamental Changes. Borrower shall not permit any fundamental change in the use of the Property or its business thereon, or permit or suffer any merger, asset sale, reorganization, change in management or other similar transaction.

Section 5.3 Further Encumbrances. Except for the liens and encumbrances in favor of Lender securing the Loan, Borrower shall not permit the Property, or any part thereof, to be or become subject to any lien or encumbrance (except the lien for real and personal property taxes not yet due and payable) without the express, prior written consent of Lender, which consent may be arbitrarily withheld by Lender in its sole and absolute discretion.

Section 5.4 Title Insurance. Borrower shall not commit any act or permit any act to be committed that might result in a change in the status of the title to the Property during the period of time between the effective date of the commitment for mortgagee title insurance policy and the recording of the Mortgage, and Borrower shall indemnify Lender for any loss, cost, damage, liability and expense (including reasonable attorneys’ fees at or before the trial level and in any appellate proceeding) suffered by Lender as a result of a change in the status of the title to the Property during such gap.

ARTICLE VI

DEFAULTS

An “Event of Default” shall be deemed to have occurred hereunder upon the occurrence of any one or more of the following and after the expiration of notice or curative periods with respect thereto, if any:

Section 6.1 Default Under Note. Failure to make any principal or interest payment required under the Note within 10 calendar days of the date due, or any payments for taxes or insurance specifically provided in the Security Deed on the due date therefor; or

Section 6.2 Default Under Other Loan Documents. Any “default” or “Event of Default” occurs under any Loan Document that continues beyond any applicable notice or curative period provided for in such Loan Document, without being cured; or

Section 6.3 Breach of Representations and Warranties. Any representations or warranties made or agreed to be made in any of the Loan Documents shall be breached by Borrower or shall prove to be false or misleading; or

Section 6.4 Filing of Liens Against the Property. Any lien for labor, material, taxes, or otherwise shall be filed against the Property and not be removed 30 days after Borrower’s receipt of notice of such filing or such lesser period of time as may be provided in the Loan Documents; or

Section 6.5 Waste. Waste is committed, suffered or permitted on the Property; or

Section 6.6 Voluntary Proceedings. The filing by Borrower of a voluntary petition in bankruptcy for adjudication as a bankrupt or insolvent, or the filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower’s seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Borrower or of all of the rents, revenues, issues, earnings, profits or income thereof; or

Section 6.7 Involuntary Proceedings. The failure to discharge within 60 days of filing a petition filed against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without the consent or acquiescence of Borrower; or

Section 6.8 Solvency. Borrower shall admit its inability to pay its debts as they become due, or any of the conditions specified in Section 3.8 hereof shall fail to be true; or

Section 6.9 Assignment for the Benefit of Creditors. Borrower shall make a general assignment for the benefit of creditors; or

Section 6.10 Appointment of Receiver. A receiver or trustee shall be appointed to manage or operate the Property or Borrower’s business in connection therewith; or

Section 6.11 Transfer of Property. A sale, transfer, or conveyance of all or any part of Borrower’s interest in the Property or in any of the personal property located thereon or used or intended to be used in connection therewith, without the prior written consent of the Lender; or

Section 6.12 Judgments. If (a) any final judgment, order, or decree (collectively, a “Judgment”) is entered in any proceeding, judicial or administrative, including any contest permitted by the Mortgage, but excluding any condemnation proceeding to which Borrower is a party, that (i) materially and adversely affects the value, use, or operation of the Property, or (ii) adversely affects, or reasonably may tend to adversely affect, the validity, enforceability, or priority of the lien or security interest created by the Mortgage or other Loan Documents; or (b) execution, levy or other process, judicial or administrative, issues with respect to the Property; and (c) in the case of either clause (i) or (ii) above, and within 30 days thereafter, the same is not stayed, released, satisfied, discharged, or provision made for its discharge in accordance with its terms; or (d) any such stay is vacated, released, or discharged for any reason, including affirmance on appeal, and such judgment or process is not within 30 days thereafter released satisfied, discharged, or provision made for its discharge in accordance with its terms, in any event with respect to all of the Property; or

Section 6.13 Dissolution. The dissolution of Borrower; or

Section 6.14 Material Adverse Change. Borrower or the Property shall suffer any material adverse change which, in the reasonable opinion of Lender, could impair the ability of Borrower to perform all of its duties and obligations under the Loan Documents.

Section 6.15 Cross-Default of Borrower Obligations. Any Event of Default under the terms of the Loan shall constitute and hereby is declared to be an immediate and absolute default under the terms of all loans between Lender and Borrower. Should an event of default occur under the terms of any of said loans, which event is subject to notice and cure periods, if any, failure to cure such event of default within such curative period shall constitute an immediate default under this Loan and all such other loans (whether such loans are now existing or hereafter entered into between Lender and Borrower at any time) owed by Borrower to Lender.

ARTICLE VII

REMEDIES

Upon the occurrence of any Event of Default and after the expiration of any grace periods applicable thereto, Lender shall be entitled, at its option and in addition to, but not in lieu of, the remedies provided for in any other Loan Document, (a) accelerate the indebtedness evidenced by the Note, (b) foreclose the Mortgage, (c) access the Deposit Account; (d) file all applicable legal proceedings to enforce Borrower’s obligations under this Agreement and the other Loan Documents, (e) exercise any other remedy provided in any of the Loan Documents, (f) apply for the appointment of a receiver or place the Property into receivership and (g) cumulatively to exercise all other rights, options, and privileges provided to creditors at law or in equity. All such remedies shall be exercised consistent with, and not in conflict with, remedies provided in the Mortgage, which shall be exercisable in accordance with Florida law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. Any notice, report, demand or other instrument authorized or required to be given or furnished to either party hereto or under any of the Loan Documents shall be deemed given or furnished (a) when addressed to the party intended to receive the same, at the address of such party set forth in the preamble hereto, on the date delivered at such address, or (b) three days after the same is deposited in the United States mail as first class mail, postage paid, whether or not the same is actually received by such party, or (c) the next business day if sent via overnight delivery or courier service. Either Borrower or Lender may change the address to which such notice, report, demand or other instrument is to be delivered or mailed, by furnishing notice of such change to the other party, but no such notice of change of the address of Borrower or Lender shall be effective unless and until received by the other party hereto.

Section 8.2 No Partnership or Joint Venture. Nothing herein, nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender.

Section 8.3 Indemnity. Borrower agrees to indemnify and hold harmless Lender and each of its affiliates, employees, representatives, officers, directors, agents and attorneys (any of the foregoing shall be an “Indemnitee”) from and against any and all claims, liabilities, losses, damages, actions, investigations, proceedings, attorneys’ fees and expenses (as such fees and expenses are incurred and irrespective of whether suit is brought) and demands by any party, including the costs of investigating and defending such claims, actions, investigations or proceedings, and the costs of answering any discovery served in connection therewith, whether or not Borrower or the person seeking indemnification is the prevailing party and whether or not the person seeking indemnification is a party to any such action or proceeding (a) resulting from any breach or alleged breach by Borrower of any representations or warranties made hereunder, or (b) arising out of (i) the Loan or otherwise under this Agreement, including the use of the proceeds of the Loan hereunder in any fashion by Borrower or the performance of its obligations under the Loan Documents by Borrower, (ii) allegations of any participation by Lender in the affairs of Borrower, or allegations that Lender has any joint liability with Borrower for any reason, or (iii) any claims against Lender by any shareholder or other investor in or Lender to Borrower, by any brokers or finders or investment advisers or investment bankers retained by Borrower or by any other third party, for any reason whatsoever, or (c) in connection with taxes, fees, and other charges payable in connection with the Loan, or the execution, delivery, and enforcement of this Agreement, the other Loan Documents, and any subsequent amendments thereto or waivers of any of the provisions thereof, unless the person seeking indemnification hereunder is determined in such case to have acted or failed to act with gross negligence or willful misconduct by a non-appealable judicial order.

Section 8.4 Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.5 Assignment. This Agreement may not be assigned by Borrower without the prior written consent of Lender. If Lender approves an assignment, Borrower shall remain primarily liable for payment of all sums advanced hereunder before and after such assignment.

Section 8.6 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of the Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and assigns whether so expressed or not.

Section 8.7 Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

Section 8.8 Severability. If any provision of or obligation under this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, then the obligation or provision to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be stricken as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

Section 8.9 Interpretation. Whenever the singular or plural number, masculine or feminine, or neuter gender is used herein, it shall equally include the other.

Section 8.10 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Florida, without giving effect to the principles of conflict of law that would cause the application of the laws of another jurisdiction.

Section 8.11 VENUE AND WAIVER OF DEMAND FOR JURY TRIAL. BORROWER AND LENDER HEREBY CONSENT AND AGREE THAT, IN ANY ACTIONS PREDICATED UPON THIS AGREEMENT, VENUE IS PROPERLY LAID, AT LENDER’S SOLE OPTION IN HILLSBOROUGH COUNTY, FLORIDA, AND THAT THE CIRCUIT COURT FOR HILLSBOROUGH COUNTY, FLORIDA, SHALL HAVE FULL JURISDICTION TO DETERMINE ALL ISSUES ARISING OUT OF OR IN CONNECTION WITH THE EXECUTION AND ENFORCEMENT OF THIS AGREEMENT. BORROWER WAIVES TO THE FULLEST EXTENT PERMITTED UNDER THE LAWS OF THE STATE OF FLORIDA, ANY RIGHT, POWER OR PRIVILEGE TO DEMAND A JURY TRIAL WITH RESPECT TO ANY AND ALL ISSUES ARISING OUT OF OR IN CONNECTION WITH THE EXECUTION AND/OR ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed and delivered on the date first above written.

WITNESSES:	BORROWER:

ODYSSEY MARINE EXPLORATION, INC.,
a Nevada corporation

/s/ C. J. Mintrone	By:	/s/ Michael Holmes
Signature of Witness		Michael Holmes,
as its Chief Financial Officer

C. J. Mintrone
Print or type name of Witness

/s/ Ufemia U. Zimmer		(CORPORATE SEAL)
Signature of Witness

Ufemia U. Zimmer
Print or type name of Witness

“LENDER”

FIFTH THIRD BANK,
a Michigan banking corporation

/s/ Ufemia U. Zimmer	By:	/s/ Chad Loar
Signature of Witness		Chad Loar, as its Vice President

Ufemia U. Zimmer
Print or type name of Witness

/s/ C. J. Mintrone		(CORPORATE SEAL)
Signature of Witness

C. J. Mintrone
Print or type name of Witness

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 11th day of July, 2008, by Michael Holmes, as Chief Financial Officer of ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, on behalf of the corporation.

X	Personally known	/s/ Ufemia U. Zimmer
	Florida Driver’s License	Notary Public
Other Identification Produced
Ufemia U. Zimmer
Print or type name of Notary

(SEAL)

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 11th day of July, 2008, by Chad Loar, as Vice President of FIFTH THIRD BANK, a Michigan banking corporation, on behalf of the Bank.

X	Personally known	/s/ Ufemia U. Zimmer
	Florida Driver’s License	Notary Public
Other Identification Produced
Ufemia U. Zimmer
Print or type name of Notary

(SEAL)

EXHIBIT “A”

LEGAL DESCRIPTION

The North 226.0 feet to the South 260.0 feet of the West 256.0 feet of the Northwest  1/4 of the Southwest  1/4 of Section 17, Township 29 South, Range 18 East, Hillsborough County, Florida, Less and except the South 34 feet thereof for road purposes.